Exhibit 99.2

Contact:

Jack Brennan, CFO, (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces Favorable Determination

Covering Federal Tax Deduction

Miami, FL – August 6, 2004 – Answerthink, Inc. (Nasdaq: ANSR) announced today it received a favorable and final determination amounting to $77,343,763 on its worthless stock deduction relative to its stock investment in its Think New Ideas, Inc. subsidiary.

This formal agreement with the United States Internal Revenue Service (the “IRS”) is in regards to its ordinary loss deduction under Section 165(g)(3) of the Internal Revenue Code (“Code”) for its stock investment in its Think New Ideas, Inc. subsidiary on its consolidated U.S. federal income tax return for the tax year ended January 3, 2003. The Company submitted to the IRS a voluntary application to participate in its pre-filing agreement program described in Revenue Procedure 2001-22. The agreement with the IRS represents the final step in this review process. Under the terms of the agreement, the Company and the IRS agreed that Answerthink satisfied the legal requirements for sustaining its claim to an ordinary loss under Section 165(g)(3) of the Code related to its common stock ownership interest in Think New Ideas for the 2002 tax year in the amount of $77,343,763.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application maintenance and support. Founded in 1997, Answerthink has offices throughout the United States, Europe and in India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at more than 2,400 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of

Page 2 of 2 - Answerthink Announces Second Quarter Results

this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 94 percent of the Dow Jones Global Titans Index.

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This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.